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                                                                   EXHIBIT 99.4

                          NOTICE OF GUARANTEED DELIVERY

                                       for

                 9% FIRST PREFERRED SHIP MORTGAGE NOTES DUE 2014

                                       of

                          ULTRAPETROL (BAHAMAS) LIMITED

      As set forth in the Prospectus dated [________, 2005] (the "Prospectus") of Ultrapetrol (Bahamas) Limited (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto is to be used to accept the Company's offer (the "Exchange Offer") to exchange up to $180,000,000 of its outstanding 9% First Preferred Ship Mortgage Notes due 2014 (the "Outstanding Notes") for its 9% First Preferred Ship Mortgage Notes due 2014, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), if certificates for the Outstanding Notes are not immediately available or if the Outstanding Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on [________, 2005], unless extended (the "Expiration Date"). This form may be delivered by an Eligible Institution by hand, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE
EXPIRATION DATE. TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
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By Mail, Hand or Overnight Delivery:    Manufacturers and Traders Trust Company
                                        25 South Charles Street, 16th Floor
                                        Baltimore, MD  21201
                                        Attn:  Corporate Trust Administration

Facsimile (for eligible institutions
only):                                  Fax: (410) 244-4236
confirm facsimile by telephone ONLY:    Ph:  (410) 949-3167

      Delivery of this instrument to an address, or transmission of instruction via facsimile, other than as set forth above, does not constitute a valid delivery.

      This form is not to be used to guarantee signatures. The signature on the Letter of Transmittal to be used to deliver Outstanding Notes required to be guaranteed by an "Eligible Institution" under the instructions thereto, must appear in the applicable space provided in the Letter of Transmittal.

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Ladies and Gentlemen:

      The undersigned hereby tenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, Outstanding Notes pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

      The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes under the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the last business day prior to the Expiration Date. Tenders of Outstanding Notes may also be withdrawn if the Exchange Offer is terminated without any such Outstanding Notes being purchased thereunder or as otherwise provided in the Prospectus.

      All authority thereto conferred or agreed to be conferred by Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

      NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for
Outstanding Notes (if available)        Name(s) of Holder(s)

__________________________________      ________________________________________

__________________________________      ________________________________________
                                                  Please Print or Type
Principal Amount of
Outstanding Notes                       Address
__________________________________      ________________________________________

                                        ________________________________________

                                        Area Code and Telephone No.

                                        ________________________________________

                                        Area Code and Telephone No.
                                        Signature(s)
                                        ________________________________________

                                        ________________________________________


                                        Dated:
                                        ________________________________________

                                        Dated:
                                        ________________________________________

                                        If  Outstanding  Notes will be delivered
                                        by book-entry transfer at the Depository
                                        Trust  Company,  Depository  Account
                                        No.
                                        ________________________________________

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      This Notice of Guaranteed Delivery must be signed by (i) the registered
Holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates for Outstanding Notes or on a security position listing maintained by DTC as the owner of Outstanding Notes or (ii) by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es) of person signing above.

Name(s)                    _____________________________________________________

Capacity:                  _____________________________________________________

Address(es)                _____________________________________________________

                           _____________________________________________________

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                                    GUARANTEE

                    (Not to be used for signature guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") including without limitation any financial institution that is a participant in a recognized Signature Guarantee Medallion Program, hereby (a) represents that the above named person(s) "own(s)" the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Outstanding Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Outstanding Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), if required, with any required signatures and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above on or prior to the Expiration Date.

      The undersigned acknowledges that it must deliver the Letter of Transmittal and Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth therein and that failure to do so could result in financial loss to the undersigned.

Name of Firm: ______________________    ________________________________________
                                                   Authorized Signature

Address:  __________________________

City/State:  _______________________

Zip Code: __________________________    Name: __________________________________
                                                     Please Print or Type
Area Code and Telephone No.             Title: _________________________________

____________________________________    Dated: _______________________, 2005

Dated: ____________________, 2005

NOTE: DONOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE
      SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

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